EXHIBIT 99.1

News Release
CONTACT:
Michael Perlman
Assistant Treasurer
KLX Inc.
(561) 383-5100

KLX INC. REPORTS SECOND QUARTER FINANCIAL RESULTS:

NET EARNINGS AND EPS UP ~30%

WELLINGTON, FL, August 24, 2016 — KLX Inc. (the “Company”) (NASDAQ: KLXI), the world’s leading distributor and value added service provider of aerospace fasteners and consumables, and a provider of services and products to the oil and gas exploration and production industry, today reported its second fiscal quarter ended July 31, 2016 financial results.

SECOND QUARTER HIGHLIGHTS COMPARED TO FIRST QUARTER 2016

•                  Consolidated revenues of $391.4 million increased 6.3 percent

•                  Aerospace Solutions Group (“ASG”) revenues of $359.1 million increased 8.5 percent; ASG revenues, exclusive of acquisitions, were essentially flat

•                  Consolidated operating earnings of $35.0 million increased 20.3 percent

•                  EBITDA, adjusted to exclude non-cash compensation expense (“Adjusted EBITDA”), of $57.1 million increased 13.1 percent

•                  Free cash flow of $29.9 million was 116 percent of Adjusted Net Earnings and increased 35 percent

SECOND QUARTER HIGHLIGHTS COMPARED WITH PRIOR YEAR

•                  Consolidated revenues of $391.4 million decreased 5.2 percent; ASG revenues increased by $7.4 million, offset by a $28.7 million decline in Energy Services Group (“ESG”) revenues.

•                  Consolidated operating earnings increased 6.7 percent to $35.0 million

•                  ESG’s cash burn rate, defined as Adjusted EBITDA minus capital expenditures, decreased by 63 percent to $(14.6) million

•                  On a GAAP basis, net earnings and net earnings per diluted share of $9.6 million and $0.18 per diluted share, respectively, increased approximately 30 percent

•                  Net earnings and net earnings per diluted share, adjusted to exclude amortization and to include the tax benefit from the amortization of tax deductible goodwill (“Adjusted Net Earnings”) were $25.8 million and $0.49 per diluted share, respectively

•                  Free cash flow of $29.9 million was 116% of Adjusted Net Earnings

“We are pleased to report that the Company delivered substantially improved sequential quarterly revenues and operating earnings of $391.4 million and $35.0 million, up approximately 6 percent and 20 percent, respectively, as compared to the first quarter of 2016. In addition, the Company generated strong free cash flow of $29.9 million, a sequential quarterly increase of approximately 35 percent and representing a free cash flow conversion ratio of 116 percent of Adjusted Net earnings,” stated Amin J. Khoury, Chairman and Chief Executive Officer of KLX.

Mr. Khoury continued, “On a segment level, our ASG business had a very successful quarter with respect to new program wins and market share gains that are expected to begin to be reflected in our quarterly results as early as the third quarter of the current year, and more significantly during the fourth quarter and in 2017. We have also made significant progress in the first phase of the Herndon integration.”

Mr. Khoury concluded, “With respect to ESG, our second quarter performance has begun to reflect our business realignment and cost reduction initiatives, as evidenced by a 37 percent improvement in Adjusted EBITDA as compared with first quarter of 2016. ESG’s cash burn rate, defined as Adjusted EBITDA less capital expenditures, was $(14.6) million, a sequential quarterly improvement of $20.8 million, or approximately 60 percent. As compared with the same period in the prior year, ESG’s second quarter cash burn rate improved by $25.0 million, or approximately 63 percent. We are continuing to carefully manage our costs, while continuing to invest in differentiating technologies, personnel and innovative product and service lines, as we build an industry leading platform in the services niche in which we operate.”

We have presented Adjusted Net Earnings and Adjusted Earnings per diluted share to reflect net earnings before amortization and non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill (“Adjusted Net Earnings” and “Adjusted Net Earnings per diluted share”). See “Reconciliation of Non-GAAP Financial Measures.”

SECOND QUARTER ENDED JULY 31, 2016 CONSOLIDATED RESULTS

Second quarter 2016 revenues of $391.4 million decreased 5.2 percent, as compared to the prior year period. The consolidated results reflect a $7.4 million increase in ASG revenues offset by a $28.7 million decline in ESG revenues as compared with the prior year. On a sequential quarterly basis, consolidated revenues increased by 6.3 percent as a result a $28.0 million increase in ASG revenues, offset by a $4.8 million decline in ESG revenues. ASG organic revenues were essentially flat with the first quarter of 2016.

Operating earnings were $35.0 million and operating margin was 8.9 percent. Adjusted EBITDA and Adjusted EBITDA margin were $57.1 million and 14.6 percent, respectively. Included in operating earnings and Adjusted EBITDA are approximately $2.6 million of costs and expenses associated with the recent Herndon acquisition and the cost of maintaining duplicative IT systems as the Company transitions to a stand-alone IT platform.

Second quarter 2016 Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $25.8 million and $0.49 per diluted share, respectively. Free cash flow was $29.9 million or 116 percent of Adjusted Net Earnings.

SECOND QUARTER 2016 SEGMENT RESULTS

The following is a tabular summary and commentary of revenues, operating earnings (loss) on a GAAP basis, and Adjusted EBITDA (loss), by segment for the three months ended July 31, 2016 and 2015 ($ in millions):

	REVENUES
	THREE MONTHS ENDED
Segment	July 31, 2016	July 31, 2015	% Change
Aerospace Solutions Group	$359.1	$351.7	2.1%
Energy Services Group	32.3	61.0	(47.0)%
Total	$391.4	$412.7	(5.2)%

	OPERATING EARNINGS (LOSS)
	THREE MONTHS ENDED
Segment	July 31, 2016	July 31, 2015	% Change
Aerospace Solutions Group	$58.5	$59.1	(1.0)%
Energy Services Group	(23.5)	(26.3)	10.6%
Total	$35.0	$32.8	6.7%

	ADJUSTED EBITDA (LOSS)
	THREE MONTHS ENDED
Segment	July 31, 2016	July 31, 2015	% Change
Aerospace Solutions Group	$69.2	$69.2	0.0%
Energy Services Group	(12.1)	(11.2)	(8.0)%
Total	$57.1	$58.0	(1.6)%

Second quarter 2016 ASG organic revenues were negatively impacted by headwinds from our legacy military manufacturing customers and lower production levels at a number of commercial aerospace manufacturing customers. These headwinds were more than offset by the recent acquisition of Herndon, which contributed approximately $28 million of revenues since its acquisition on May 17, 2016. ASG’s organic revenues were essentially flat with the first quarter of 2016. ASG second quarter 2016 operating earnings were essentially flat when compared to the prior year, and operating margin was 16.3 percent, reflecting the margin dilutive impact of the Herndon acquisition and approximately $2.6 million of Herndon integration costs and the cost of maintaining duplicative IT systems as the Company transitions to a stand-alone IT platform. Adjusted for these items, the EBIT margin would have been approximately 17.8 percent.

Mr. Khoury commented, “The decline in revenues from ASG’s military manufacturing customers reflects the ongoing effects of sequestration, sun-setting of certain programs, and lower levels of military helicopters produced. The decline in sales to military manufacturing customers and lower production levels at numerous commercial aerospace manufacturing customers was more than offset by revenues from the recent Herndon acquisition.”

Mr. Khoury continued, “We are pleased with the contribution from Herndon during the second quarter and their results were in-line with our expectations. The integration is well underway and we have already made major progress in the first phase of combining the overlapping parts of the two businesses. We continue to expect synergies to add approximately $10 million of EBITDA per year to our business upon completion of the integration by the end of 2017.”

Second quarter 2016 ESG revenues were $32.3 million, a $28.7 million or 47.0 percent decline as compared to the prior year, while operating loss was reduced by 10.6 percent to $(23.5) million and Adjusted EBITDA loss was $(12.1) million. On a sequential quarterly basis compared with the first quarter of 2016, revenues declined by $4.8 million or 12.9 percent, while operating loss was reduced by $7.3 million or 23.7 percent to $(23.5) million, and Adjusted EBITDA improved by 36.6 percent from $(19.1) million to $(12.1) million in the current period.

Commenting on the ESG segment, Mr. Khoury noted, “ESG second quarter results have begun to reflect the difficult actions we have taken to reduce costs while striving to continue to provide quality service to our customers. In spite of challenging market conditions, with both demand and pricing levels at record lows, ESG’s cash burn rate during the current quarter was reduced by 63 percent to $(14.6) million as compared with the second quarter of 2015 and by $20.8 million or approximately 60 percent as compared with the first quarter of 2016. Management is focused on controlling costs to limit losses while adding differentiated technologies and services to continue to build our valuable franchise. We expect the benefit of the business alignment actions we have taken, which include an approximate 55 percent reduction in headcount and the consolidation of 11 facilities, together with our commitment to closely scrutinize all capital expenditures, will continue to lower both our costs and our cash burn rate during the second half of the year, while retaining the capability to disproportionally benefit as market conditions improve.”

SIX MONTH CONSOLIDATED RESULTS

For the six months ended July 31, 2016, revenues of $759.6 million decreased 10.0 percent, as compared to the prior year period. The consolidated results reflect a 1.4 percent decrease in ASG revenues compared to record first half performance in the prior year, and a 52.0 percent decrease in ESG revenues as compared to the prior year.

Operating earnings were $64.1 million and consolidated operating margin was 8.4 percent. Adjusted EBITDA and Adjusted EBITDA margin were $107.6 million and 14.2 percent, respectively.

For the six months ended July 31, 2016, GAAP net earnings and earnings per diluted share were $15.8 million and $0.30 per share, respectively. Adjusted Net Earnings and Adjusted Net Earnings per diluted share were $47.7 million and $0.91 per diluted share. Free cash flow for the six month period was $52.1 million, or approximately 109 percent of Adjusted Net Earnings.

SIX MONTH SEGMENT RESULTS

The following is a tabular summary and commentary of revenues, operating earnings and Adjusted EBITDA (loss) by segment for the six months ended July 31, 2016, as compared with the six months ended July 31, 2015 ($ in millions):

	REVENUES
	SIX MONTHS ENDED
Segment	July 31, 2016	July 31, 2015	% Change
Aerospace Solutions Group	$690.2	$699.7	(1.4)%
Energy Services Group	69.4	144.5	(52.0)%
Total	$759.6	$844.2	(10.0)%

	OPERATING EARNINGS (LOSS)
	SIX MONTHS ENDED
Segment	July 31, 2016	July 31, 2015	% Change
Aerospace Solutions Group	$118.4	$119.9	(1.3)%
Energy Services Group	(54.3)	(39.6)	(37.1)%
Total	$64.1	$80.3	(20.2)%

	ADJUSTED EBITDA (LOSS)
	SIX MONTHS ENDED
Segment	July 31, 2016	July 31, 2015	% Change
Aerospace Solutions Group	$138.8	$140.2	(1.0)%
Energy Services Group	(31.2)	(9.9)	(215.2)%
Total	$107.6	$130.3	(17.4)%

For the six months ended July 31, 2016, ASG revenues of $690.2 million decreased 1.4 percent compared with the record 2015 period. ASG organic revenues were approximately 5 percent lower than the all-time record achieved for the comparable period in 2015, and were negatively impacted by headwinds from our legacy military and business jet manufacturing customers, as well as lower production levels in the second quarter at a number of commercial aerospace manufacturing customers. Aftermarket revenues for the six months were essentially flat with the prior year. ASG operating earnings of $118.4 million and operating margin of 17.2 percent were essentially flat despite the margin dilutive impact of the recent Herndon acquisition. ASG Adjusted EBITDA was $138.8 million, or 20.1 percent of revenues in the current six month period.

For the six months ended July 31, 2016, ESG revenues of $69.4 million declined by $75.1 million or 52.0 percent, while operating loss and Adjusted EBITDA were $(54.3) million and $(31.2) million, respectively, as compared to the same period in the prior year.

LIQUIDITY

For the three month period ended July 31, 2016, the Company generated free cash flow of $29.9 million, representing a free cash flow conversion ratio of 116 percent of Adjusted Net Earnings. As of July 31, 2016, cash was $250 million, reflecting the acquisition of Herndon. Total long-term debt of $1.2 billion less cash, resulted in net debt of $950 million, and the Company’s net debt to net capital ratio was 30 percent. There were no borrowings outstanding under the Company’s $750.0 million credit facility.

OUTLOOK

Commenting on the Company’s outlook, Mr. Khoury stated, “During the second quarter the Company’s ASG segment generated important new program wins and market share gains. These wins are expected to begin to be reflected in our quarterly results as early as the third quarter of the current year and more so during the fourth quarter and in 2017. We currently expect our ASG segment to deliver mid-single digit organic revenue growth in the third and fourth quarters of this year as compared with the same periods in the prior year. With respect to our ESG segment, we expect to report negative quarterly revenue comparisons to the prior year. We nevertheless expect continued quarterly reductions in operating losses and cash burn rate.”

Mr. Khoury continued, “As a result of the foregoing, we expect KLX to deliver positive revenue, earnings and cash flow comparisons for the third and fourth quarters of 2016 compared with the prior year. In addition, we expect to report positive quarterly revenue, earnings and cash flow comparisons during 2017.”

This release includes “Adjusted Net Earnings” and “Adjusted Earnings per Diluted Share” to reflect net earnings before amortization, non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill. This release also includes “Adjusted EBITDA,” and “Adjusted EBITDA margin,” “free cash flow,” “ASG Adjusted EBITDA,” and “ASG Adjusted EBITDA margin,” “ESG EBITDA” and “ESG EBITDA margin,” in each case excluding depreciation and amortization and non-cash compensation expense which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Annual Report on Form 10-K and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Inc.

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets. KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality just-in-time customer support. The Aerospace Solutions Group is the world’s leading distributor and value added service provider of aerospace fasteners and consumables offering the broadest range of aerospace hardware and consumables and inventory management services worldwide. The Energy Services Group provides vital services and products to the oil and gas industry on an episodic, 24/7 basis. For more information, visit the KLX website at www.klx.com.

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KLX INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31, 2016	July 31, 2015	July 31, 2016	July 31, 2015

Revenues	$391.4	$412.7	$759.6	$844.2
Cost of sales	296.3	315.3	575.0	639.2
Selling, general and administrative	60.1	64.6	120.5	124.7

Operating earnings	35.0	32.8	64.1	80.3

Interest expense	19.1	20.6	38.0	39.2

Earnings before income taxes	15.9	12.2	26.1	41.1

Income tax expense	6.3	4.8	10.3	15.8

Net earnings	$9.6	$7.4	$15.8	$25.3

Net earnings per common share:
Basic	$0.18	$0.14	$0.30	$0.48
Diluted	$0.18	$0.14	$0.30	$0.48

Weighted average common shares:
Basic	51.9	52.2	51.9	52.2
Diluted	52.2	52.4	52.2	52.4

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KLX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	July 31,	January 31,
	2016	2016
ASSETS

Current assets:
Cash and cash equivalents	$250.4	$427.8
Accounts receivable	289.0	259.6
Inventories	1,367.5	1,295.3
Other current assets	34.1	40.1
Total current assets	1,941.0	2,022.8
Long-term assets	1,763.8	1,668.2
	$3,704.8	$3,691.0

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$245.7	$261.2
Total long-term liabilities	1,230.8	1,227.3
Total stockholders’ equity	2,228.3	2,202.5
	$3,704.8	$3,691.0

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KLX INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)
(In Millions)

	SIX MONTHS ENDED
	July 31, 2016	July 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$15.8	$25.3
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	33.7	42.6
Deferred income taxes	8.5	20.6
Non-cash compensation	9.8	7.4
Amortization of deferred financing fees	2.1	1.9
Tax impact from prior sales of restricted stock	—	(0.9)
Provision for doubtful accounts	0.1	0.8
Loss on disposal of property, equipment and other, net	3.5	0.9
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(17.0)	16.0
Inventories	33.2	6.1
Other current and non-current assets	8.8	(14.2)
Accounts payable	8.3	10.9
Other current and non-current liabilities	(29.4)	13.0
Net cash flows provided by operating activities	77.4	130.4

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(25.3)	(70.1)
Acquisitions, net of cash acquired	(221.5)	1.0
Net cash flows used in investing activities	(246.8)	(69.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(8.8)	(0.1)
Cash proceeds from stock issuance	0.8	0.8
Tax impact from prior sales of restricted stock	—	0.9
Deferred acquisition payments	—	(91.0)
Net cash flows used in financing activities	(8.0)	(89.4)
Effect of foreign exchange rate changes on cash and cash equivalents	—	(0.8)

Net decrease in cash and cash equivalents	(177.4)	(28.9)
Cash and cash equivalents, beginning of period	427.8	447.2
Cash and cash equivalents, end of period	$250.4	$418.3

KLX INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “adjusted net earnings” and “adjusted earnings per diluted share” to reflect net earnings before amortization, non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill. This release also includes “EBITDA,” “EBITDA margin,” “free cash flow,” “ASG Adjusted EBITDA,” “ASG Adjusted EBITDA margin,” “ESG Adjusted EBITDA (loss)” and “ESG EBITDA margin,” in each case excluding depreciation and amortization and non-cash compensation expense which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the impact of the costs as defined.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings or net earnings (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX INC.

RECONCILIATION OF NET EARNINGS PER DILUTED SHARE

TO ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	July 31, 2016	July 31, 2015	July 31, 2016	July 31, 2015
Net earnings	$9.6	$7.4	$15.8	$25.3
Amortization expense	5.2	6.7	9.9	13.3
Non-cash compensation	5.0	3.5	9.8	7.4
Income taxes	6.3	4.8	10.3	15.8
Adjusted earnings before tax expense	26.1	22.4	45.8	61.8
Income taxes at normalized rate	10.3	8.8	18.1	24.4
Less: impact of goodwill deduction *	10.0	10.0	20.0	20.0
Adjusted income taxes	0.3	(1.2)	(1.9)	4.4
Adjusted net earnings	$25.8	$23.6	$47.7	$57.4
Adjusted net earnings per diluted share	$0.49	$0.45	$0.91	$1.10

Diluted weighted average shares	52.2	52.4	52.2	52.4

* Tax benefit of goodwill deduction calculated at an assumed benefit of approximately 39.5%

KLX INC.

RECONCILIATION OF CONSOLIDATED OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	July 31, 2016	July 31, 2015
Operating earnings	$35.0	$32.8
Depreciation and amortization	17.1	21.7
Non-cash compensation	5.0	3.5
Adjusted EBITDA	$57.1	$58.0

RECONCILIATION OF AEROSPACE SOLUTIONS GROUP OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	July 31, 2016	July 31, 2015
ASG operating earnings	$58.5	$59.1
Depreciation and amortization	7.9	7.1
Non-cash compensation	2.8	3.0
Adjusted EBITDA	$69.2	$69.2

RECONCILIATION OF ENERGY SERVICES GROUP OPERATING LOSS

TO ADJUSTED EBITDA LOSS

(In Millions)

	THREE MONTHS ENDED
	July 31, 2016	July 31, 2015
ESG operating loss	$(23.5)	$(26.3)
Depreciation and amortization	9.2	14.6
Non-cash compensation	2.2	0.5
Adjusted EBITDA loss	$(12.1)	$(11.2)

RECONCILIATION OF NET CASH FLOWS PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(In Millions)

	THREE MONTHS ENDED
	July 31, 2016	July 31, 2015
Net cash flows provided by operating activities	$36.0	$23.8
Capital expenditures	(6.1)	(34.5)
Free cash flow	$29.9	$(10.7)

KLX INC.

RECONCILIATION OF CONSOLIDATED OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	SIX MONTHS ENDED
	July 31, 2016	July 31, 2015
Operating earnings	$64.1	$80.3
Depreciation and amortization	33.7	42.6
Non-cash compensation	9.8	7.4
Adjusted EBITDA	$107.6	$130.3

RECONCILIATION OF AEROSPACE SOLUTIONS GROUP OPERATING EARNINGS

TO ADJUSTED EBITDA

(In Millions)

	SIX MONTHS ENDED
	July 31, 2016	July 31, 2015
ASG operating earnings	$118.4	$119.9
Depreciation and amortization	14.9	14.2
Non-cash compensation	5.5	6.1
Adjusted EBITDA	$138.8	$140.2

RECONCILIATION OF ENERGY SERVICES GROUP OPERATING LOSS

TO ADJUSTED EBITDA LOSS

(In Millions)

	SIX MONTHS ENDED
	July 31, 2016	July 31, 2015
ESG operating loss	$(54.3)	$(39.6)
Depreciation and amortization	18.8	28.4
Non-cash compensation	4.3	1.3
Adjusted EBITDA loss	$(31.2)	$(9.9)

RECONCILIATION OF NET CASH FLOWS PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(In Millions)

	SIX MONTHS ENDED
	July 31, 2016	July 31, 2015
Net cash flows provided by operating activities	$77.4	$130.4
Capital expenditures	(25.3)	(70.1)
Free cash flow	$52.1	$60.3

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